Exhibit 23.1

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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mueller Industries, Inc. Stock Option Agreements for William D. O'Hagan, Michael O. Fifer and Robert J. Pasquarelli of our report dated January 30, 2004, with respect to the consolidated financial statements and schedule of Mueller Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 27, 2003, filed with the Securities and Exchange Commission.


Memphis, Tennessee                      /s/ Ernst & Young LLP
March 2, 2004